UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2019

PFSweb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Millennium Drive
Allen TX 75013
(Address of principal executive offices)
(972) 881-2900
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2019 the Board appointed G. Mercedes De Luca as a director to be effective as of May 13, 2019. The Board determined that Ms. De Luca is an “independent director” under the NASDAQ Stock Market, Inc. listing standards.

Ms. De Luca, 61, is currently Chief Information Officer for Pebble Beach Resorts.   Prior to Pebble Beach, Ms. De Luca held several executive and senior level positions at notable companies, including Basecamp, Sears Holdings, MyShape, Yahoo! and Interwoven. In these various roles, she led multiple digital transformation efforts that introduced innovative technology solutions to meet strategic goals and drive profitable growth. We believe her background in product development and creating innovative solutions will be an invaluable asset to the Company, together with her extensive experience with information systems and eCommerce, which we anticipate will contribute to the further development of the Company’s strategy and governance.

Ms. De Luca will join the Compensation Committee and the Technology and Cybersecurity Committee of the Board upon her appointment as of May 13, 2019, having previously determined that she has the requisite knowledge and experience to serve on such Committees.

Ms. De Luca holds a Master of Business Administration from Santa Clara University and a Bachelor of Science in Electrical Engineering from Columbia University. She currently serves on the board of directors for INETCO, a retail banking and payment processing software solutions provider.
Ms. De Luca has no family relationship with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Ms. De Luca had, or will have, a direct or indirect material interest.

Ms. De Luca is eligible to participate in the Company’s compensation program and plans for non-employee directors, as described in the Company’s Form 10-K Amendment No. 1, filed on April 30, 2019.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated May 9, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFSweb, Inc.

Dated: May 13, 2019	By:	/s/ Thomas J. Madden
Thomas J. Madden
Executive Vice President, Chief Financial and Accounting Officer